Exhibit 3.252

CERTIFICATE OF INCORPORATION

OF

DESERT PALACE OF NEW JERSEY, INC.

THIS IS TO CERTIFY, that the undersigned incorporator does hereby constitute and form a corporation under and by virtue of the provisions of the New Jersey Business Corporation Act of the State of New Jersey.

FIRST: The name of the corporation is DESERT PALACE OF NEW JERSEY, INC.

SECOND: The location of the initial registered office in this state is One Centennial Square, Haddonfield, New Jersey, 08033. The name of the initial registered agent thereon and in charge thereof, upon whom process against this corporation may be served is [ILLEGIBLE] Service Company.

THIRD: The purposes for which this corporation is formed are:

To own and operate one or more hotel, restaurant and casino gaming facilities in Atlantic City, New Jersey.

To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of common stock without nominal or par value.

FIFTH: The number of directors constituting the first Board of Directors of the corporation shall be one and his name and address is G. Norton Nager, Esquire, Archer, Greiner & Read, A Professional Corporation, One Centennial Square, Haddonfield, New Jersey 08033.

SIXTH: The incorporator’s name and address is G. Norton Nager, Esquire, Archer, Greiner & Read, A Professional Corporation, One Centennial Square, Haddonfield, New Jersey., [ILLEGIBLE].

IN WITNESS WHEREOF, the undersigned has executed and sealed this document this 27th day of May, 1977.

/s/ G. Norton Nager

Signed, Sealed and Delivered

In the presence of:

[ILLEGIBLE]

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

DESERT PALACE OF NEW JERSEY, INC.

To:	The Secretary of State

State of New Jersey

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), the Corporations General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the Corporation is Desert Palace of New Jersey, Inc.

2. The following amendment to the Certificate of Incorporation were approved by the directors and thereafter duly adopted by the shareholders of the Corporation on the 27th day of July, 1978.

RESOLVED, that Article Third of the Certificate of Incorporation be amended to read as follows:

“THIRD: The purposes for which this Corporation is formed are:

A. To conduct one or more gaming casinos in Atlantic City, New Jersey in conformity with and subject to the provisions of the New Jersey “Casino Control Act”, P.L. 1977, Chapter 110, as amended, or as may be hereafter amended (hereafter referred to as the “Casino Control Act”.)

B. To own, lease and/or operate in Atlantic City, New Jersey, hotels with related casino gaming and other appurtenant facilities, including but not limited to, sleeping units, meeting and habitation space, indoor space used for dining, entertainment and sports facilities and casino rooms in conformity with and subject to the “Casino Control Act”.

C. To engage in any and all other activities within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.”

BE IT FURTHER RESOLVED, that there is hereby added to the Certificate of Incorporation Articles Seventh through Eleventh as follows:

“SEVENTH: The New Jersey Casino Control Commission (hereafter in this Certificate referred to as the “Commission” shall have the right to approve any and all transfers of the Corporation’s securities, shares or other interests in the Corporation as said terms are defined in the “Casino Control Act” and the Corporation shall have the absolute right to repurchase at the market price or the purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the Commission disapproves a transfer in accordance with the provisions of the “Casino Control Act”. Without limiting the foregoing, the sale, assignment, transfer, pledge or other disposition of any security issued by the Corporation is conditional and shall be ineffective if disapprove by the Commission. Every security issued by the Corporation shall bear on both sides of the Certificate evidencing such security, a statement of the restrictions imposed by the provision.

The Corporation shall exercise its right to repurchase any security as to which the Commission disapproved a transfer, within ten (10) days after receipt of notice of said disapproval from the Commission.

To the extent that the continued holding of any security of the Corporation by a holder would result [ILLEGIBLE] Corporation being no longer qualified to continue as a casino licensee in the State of New Jersey, the Corporation shall have the absolute right to repurchase the securities held by said holder at the lesser of the price paid by said holder for said securities or the market price.

“EIGHTH: Commencing on the date that the Commission serves notice upon Corporation of the determination of disqualification of any holder of Corporation’s securities Corporation to the extent set forth in the “Casino Control Act” shall not pay any dividends or interest or make any other distribution in respect of securities held by said holder and said holder shall not have the right to exercise, directly or indirectly, through any trustee, nominee or other person or entity, any right conferred by such securities or to receive any remuneration in any form from the Corporation for services rendered or otherwise. Any securities issued by the Corporation shall be deemed held subject to the aforementioned limitation.”

“NINTH: No corporation which would be defined as a Holding Company and/or Intermediary Company in respect of this Corporation or any subsidiary thereof, under the provisions of the “Casino Control Act”, shall be entitled to obtain any security, share or other interest in or of the Corporation unless said corporation is qualified to do business in the State of New Jersey and also meets all the requirements of the “Casino Control Act”, applicable to said Holding or Intermediary Company and takes all actions, including amending its Certificate of Incorporation or By-Laws to the extent required, so that said corporation meets all the requirements of the “Casino Control Act”.”

“TENTH: Articles SEVENTH though NINTH of this Certificate shall only become operative at such time as this Corporation receives licensure from the Commission to conduct casino gaming unless the “Casino Control Act” or the Commission requires any or all of said Articles to be operative prior thereto in which event the Articles required to be cooperative prior thereto shall be operative, subject to the qualification that the Corporation, may if deemed necessary in the procurement of a casino gaming license by the Corporation declare any or all of said Articles operative, including without limitation those Articles relative to the repurchase of securities to the same extent and at the same price as if the Commission had disapproved a transfer after licensure.”

“ELEVENTH: Notwithstanding anything to the contrary contained in this Certificate, this Certificate shall be deemed to include all provisions required by the “Casino Control Act” and to the extent that anything contained herein or in the by-laws is inconsistent with said Act, the provisions of said Act shall govern. All provisions of the “Casino Control Act”, to the extent required by law to be stated in this Certificate are herewith incorporated by reference.”

3. The number of shares outstanding at the time of the adoption of the amendment was One Hundred (100). The total number of shares entitled to vote thereon was One Hundred (100).

4. The number of shares voting for and against such amendment is as follows:

NUMBER OF SHARES VOTING FOR AMENDMENT	NUMBER OF SHARES VOTING AGAINST AMENDMENT
100	0

Dated this 21st day of August, 1978

DESERT PALACE OF NEW JERSEY, INC.

BY	/s/ MARK A. GELLER
MARK A. GELLER Vice President

RESOLUTION #78-96

October 3, 1978

RESOLUTION OF THE NEW JERSEY CASINO CONTROL COMMISION APPROVING THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF DESERT PALACE OF NEW JERSEY, INC. FOR FILING.

WHEREAS, Desert Palace of New Jersey, Inc., having applied for the approval of a certificate of amendment to its original articles of incorporation and the Commission having reviewed the proposed amendment and good cause having been shown.

NOW THEREFORE, BE IT RESOLVED by the New Jersey Casino Control Commission that:

The certificate of amendment to the certificate of incorporation of Desert Palace of New Jersey, Inc. insofar as it seeks to include the conduct of casino gaming as a stated purpose of said corporation as required by N.J.S.A. 5:12-82 (d) 6 is approved; and it is further

RESOLVED that the Secretary of State is authorized to accept the said certificate of amendment for filing pursuant to N.J.S.A. 5:12-105 (c );

PROVIDED, however, that the foregoing approval shall not be construed as a determination of compliance by Desert Palace of New Jersey, Inc. with any of the other requirements of the Casino Control Act.

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

DESERT PALACE OF NEW JERSEY, INC.

To:	The Secretary of State

State of New Jersey

Pursuant to the provisions of Section 14A:9-4(4) and Section 14A:9-4(3), the Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The original name of the Corporation is Desert Palace of New Jersey, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the Corporation on the 8th day of December, 1978.

RESOLVED, that Article one of the Certificate of Incorporation to be amended to read as follows:

FIRST: The name of the Corporation is Boardwalk Regency Corporation.

a) The number of shares outstanding at the time of the adoption of the amendment was One Hundred (100). The total number of shares entitled to vote thereon was One Hundred (100)

b) The number of shares voting for and against such amendment is as follows:

NUMBER OF SHARES VOTING FOR AMENDMENT	NUMBER OF SHARES VOTING AGAINST AMENDMENT
100	0

Dated this 28th day of December, 1978

DESERT PALACE OF NEW JERSEY, INC.

By	/s/ J. Terrence Lanni
J. Terrence Lanni
Sr. Vice President

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

BOARDWALK REGENCY CORPORATION

To:	The Secretary of State

State of New Jersey

Pursuant to the provisions of Section 14A:92(4) and Section 14A:9-4(3), the Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation.

1. The name of the Corporation is Boardwalk Regency Corporation.

2. The following amendment to the Certificate of Incorporation were approved by the directors and there after duly adopted by the shareholders of the Corporation on the 27th day of July, 1979.

RESOLVED, that the first sentence of Article Seventh of the Certification of Incorporation, as amended be further amended to read as follows:

“The New Jersey Casino Control Commission (hereinafter in this Certificate referred to as the Commission shall have the right to approve any and all future transfer of the Corporation securities, shares or other interests in the Corporation as said terms are defined in the ‘Casino Control Act’, and the Corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the Commission disapproves a transfer in accordance with the provision of the ‘Casino Control Act’.

3. The number of share outstanding at the time of adoption of the amendment was One Hundred (100). The total number of shares entitled to vote thereon was One Hundred (100).

4. The number of shares voting for and against such amendment is as follows:

NUMBER OF SHARES OF VOTING FOR AMENDMENT	NUMBER OF SHARES OF VOTING AGAINST AMENDMENT

100	0

Dated this 17th day of August, 1979

BOARDWALK REGENCY CORPORATION

By:	/s/ Alfred J. Cade
Alfred J. Cade
Vice President

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

BOARDWALK REGENCY CORPORATION

To:	The Secretary of State

State of New Jersey

Pursuant to the provisions of Section 14A:92[ILLEGIBLE] and Section 14A:9-4(3), the Corporations, General of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation.

1. The name of the Corporation is Boardwalk Regency Corporation.

2. The following amendment to the Certificate of Incorporation were approved by the directors and thereafter duly adopted by the shareholders of the Corporation on the 27th day of July, 1979.

RESOLVED, that the first sentence of Article Seventh of the Certificate of Incorporation, as amended further amended to read as follows:

“The New Jersey Casino Control Commission (hereinafter in this Certificate referred to as the ‘Commission’) shall have the right to approve any and all future transfers of the Corporation securities, shares or other interests in the Corporation as said terms are defined in the ‘Casino Control Act’, and the Corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is the lesser, any security , share or other interest in the Corporation in the event that the Commission disapproves a transfer in accordance with the provisions [ILLEGIBLE] the ‘Casino Control Act’.

3. The number of share outstanding at the time of adoption of the amendment was One Hundred (100). The total number of shares entitled to vote thereon was One Hundred (100).

4. The number of shares voting for and against such amendment is as follows:

NUMBER OF SHARES OF VOTING FOR AMENDMENT	NUMBER OF SHARES OF VOTING AGAINST AMENDMENT

100	0

Dated this 17th day of August, 1979

BOARDWALK REGENCY CORPORATION

By:	/s/ Alfred J. Cade
Alfred J. Cade
Vice President